UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2020

Date of Report (date of earliest event reported)

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of 50 cents par value	*	*
Preferred Stock Purchase Rights	*	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	On May 18, 2020, J. C. Penney Company, Inc. (the “Company”) was notified by the staff of NYSE Regulation, Inc. (“NYSE Regulation”) that it would file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock from the New York Stock Exchange (the “NYSE”). Such application was filed by NYSE Regulation on May 20, 2020, and the delisting became effective 10 days later. The deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the Company’s common stock under Section 12(b) of the Exchange Act, the Company’s common stock will remain registered under Section 12(g) of the Exchange Act.

Item 1.01.	Entry into a Definitive Material Agreement.

As previously reported, on May 15, 2020, J. C. Penney Company, Inc. (“J. C. Penney” or the “Company”) and certain of its subsidiaries (together with J. C. Penney, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Prior to the commencement of the Chapter 11 Cases, J. C. Penney Corporation, Inc. (“JCP”) entered into a commitment letter (together with all exhibits and schedules thereto, the “Commitment Letter”) with certain of the Company’s creditors and/or their affiliates (the “Commitment Parties”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the Commitment Parties committed to provide a non-amortizing senior secured priming multi-draw delayed draw debtor-in-possession term loan facility (the “DIP Facility”).

In connection with the Chapter 11 Cases, the Debtors filed a motion for approval of the DIP Facility [Docket No. 38], and on June 5, 2020, the Bankruptcy Court approved such motion and entered an order approving the DIP Facility and use of cash collateral on a final basis [Docket No. 566] (the “DIP Order”).

In accordance with the DIP Order, on June 8, 2020, JCP, as borrower, and J. C. Penney and certain of its subsidiaries, as guarantors (together with JCP, the “Credit Parties”), entered into a Superpriority Senior Secured Debtor-In-Possession Credit and Guaranty Agreement (the “DIP Credit Agreement”) with the financial institutions identified therein as lenders (the “Lenders”), GLAS USA LLC, as administrative agent (the “Administrative Agent”), and GLAS Americas LLC, as collateral agent. Capitalized terms used but not otherwise defined in this Item 1.01 of this Current Report on Form 8-K have the meanings given to them in the DIP Credit Agreement. The obligations under the DIP Credit Agreement are secured by substantially all of the real and personal property of the Credit Parties, subject to certain exceptions.

The DIP Credit Agreement provides for a superpriority secured debtor-in-possession credit facility comprised of term loans in an aggregate amount of up to $900 million of which (i) up to $450 million consists of “new money” loans that will be made available to JCP ($225 million of which was provided to JCP on June 8, 2020 and $225 million of which will be made available to JCP on the “Final Loan Availability Date,” subject to the satisfaction of certain conditions set forth therein), and (ii) up to $450 million consists of certain prepetition term loan and/or first lien notes obligations that are “rolled” into the DIP Facility ($225 million of which were rolled into the DIP Facility on June 8, 2020 and $225 million of which will be rolled into the DIP Facility, subject to the terms and conditions set forth therein). The “Final Loan Availability Date” is the earlier of (a) July 8, 2020 and (b) the date on which the Credit Parties shall have delivered the proposed final version of the Business Plan to the Administrative Agent.

The maturity date of the DIP Facility is November 16, 2020, subject to earlier termination upon the occurrence of certain events specified in the DIP Credit Agreement. The proceeds of the DIP Facility will be used, in part, to provide incremental liquidity for working capital, to pay administrative costs, premiums, fees and expenses in connection with the DIP Facility and the administration of the Chapter 11 Cases, to make court approved payments in respect of prepetition obligations and for other purposes consistent with the DIP Facility, the DIP Order and the Approved Budget.

Loans under the DIP Facility bear interest at (i) if a Base Rate Loan, at the Base Rate (which is subject to a floor of 2.25%) plus 10.75% per annum or (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate (which is subject to a floor of 1.25%) plus 11.75% per annum.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the Credit Parties’ and their subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of junior or pre-petition indebtedness, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes conditions precedent, representations and warranties, mandatory prepayments, affirmative covenants and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of title 11 of the United States Code, the appointment of a trustee pursuant to chapter 11 of title 11 of the United States Code, and certain other events related to the impairment of the Lenders’ rights or liens granted under the DIP Credit Agreement.

In addition, pursuant to the DIP Credit Agreement, upon the occurrence of a “Toggle Event,” the Credit Parties shall immediately cease pursuing a Plan of Reorganization and instead pursue the consummation of a sale of all or substantially all of the assets of the Credit Parties pursuant to section 363 of the Bankruptcy Code and shall immediately seek approval of any relief required from the Bankruptcy Court in order to undertake such sale on an expedited basis. Also, upon the occurrence of a “Toggle Event,” JCP must repay amounts funded on the Final Loan Availability Date in excess of $50 million. A “Toggle Event” occurs upon either (i) the failure of the Supermajority Lenders to approve the Business Plan by July 15, 2020 or (ii) the failure by the Credit Parties to obtain binding commitments for third-party financing (on terms and conditions satisfactory to Administrative Agent) necessary to finance the Business Plan approved by the Supermajority Lenders by August 15, 2020.

The foregoing description of the DIP Credit Agreement is not complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

The Company’s financial statements for the quarter ended May 2, 2020 are not yet complete; however, certain preliminary estimated financial information is available. Following are the Company’s preliminary sales and operating results for the first quarter of 2020, which do not include the non-cash impact of impairment charges, which are expected to have a material impact on our reported results:

In millions	Estimated First Quarter 2020	First Quarter 2019
Net Sales	$1,082	$2,439
Operating Income/(Loss) (1)	$(339)	$(93)

(1) The Company is currently performing impairment assessments for certain of its long-lived asset groups and indefinite-lived intangible assets. Operating Income/(Loss) excludes any estimates for pre-tax non-cash impairment charges expected to be recorded for the first quarter of 2020.

The above estimates have been prepared in good faith based upon our internal accounting and reporting processes for the first quarter of 2020. Such estimates are preliminary and inherently uncertain and subject to change as we complete and finalize our quarterly closing and review processes for the first quarter of 2020.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the DIP Facility and DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Due to the COVID-19 pandemic, the Company is electing to avail itself of the extension to file its Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020 (the “Quarterly Report”) that is due June 11, 2020, in reliance on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”).

The Company’s day-to-day operations and business have experienced significant disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic. These disruptions include, but are not limited to, the temporary closure of all corporate offices and retail locations, temporary associate furloughs impacting a substantial majority of the Company’s workforce, and other financial and operational concerns associated with or caused by COVID-19, including, but not limited to, the Chapter 11 Cases. As a result of these disruptions, key personnel have been required to devote considerable time and resources to manage emerging issues impacting the Company’s business, including the Chapter 11 Cases. This, in turn, has caused, and will continue to cause, delays in the Company’s ability to complete the Quarterly Report. As permitted by the Order, the Company will delay the filing of the Quarterly Report and expects to file the Quarterly Report no later than July 27, 2020, which is the first business day that is 45 days after the original filing deadline of the Quarterly Report.

Risk Factors Update

The first risk factor included in Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 is amended in its entirety as follows:

COVID-19 is adversely affecting, and is expected to continue to adversely affect, our business.

The global outbreak of a novel strain of coronavirus (COVID-19) and its rapid spread across the globe, including the U.S., is having an unprecedented impact on the U.S. economy and the retail industry. International, federal, state, and local public health and governmental authorities have taken extraordinary actions to contain and combat the outbreak and spread of COVID-19 in regions throughout the world, including travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations. In response to these actions, although the Company continued to operate its flagship store, jcp.com, all of its physical stores were closed on March 19, 2020 and a significant number of its associates were furloughed in early April 2020. Beginning at the end of April 2020, our physical stores began to re-open on a limited basis, and more stores have since re-opened. As of June 4, 2020, approximately 500 of our approximately 850 retail stores have re-opened to the public. However, even in markets where shelter-in-place orders have been lifted, and where we have fully opened stores, we are experiencing significantly reduced customer traffic relative to the same period last year.

To preserve cash and facilitate financial flexibility, we have, among other measures, closed stores, furloughed associates, deferred capital spending, utilized funds available under our revolving credit facility, paused hiring, cut spending, reduced receipts, and extended the terms for payment of goods and services. We may extend closures, or further restrict the operations of our stores, corporate offices, and distribution facilities, if we deem this necessary or if recommended or mandated by authorities. The extent to which the COVID-19 pandemic impacts our business, financial position, cash flows, and results of operations will depend on future developments, including, but not limited to: the duration, spread, severity, and impact of the COVID-19 pandemic, which is dependent on a variety of uncertain factors, including with respect to the development and availability of improved therapies or vaccines; the effects of the pandemic on our customers, associates and suppliers; the regulatory response and the impact of stimulus measures adopted by local, state and federal governments; to what extent normal economic and operating conditions can resume; and whether the pandemic leads to recessionary conditions in the United States. As such, impacts of COVID-19 to the Company are highly uncertain and we will continue to assess the financial impacts. The disruption to the global economy and to the Company’s business may lead to additional triggering events that may indicate that the carrying value of certain assets, including inventories, long-lived assets, and intangibles may not be recoverable. Additionally, the COVID-19 pandemic may also exacerbate other risks disclosed in our Annual Report on Form 10-K for the year ended February 1, 2020, including, but not limited to, our competitiveness, supplier and supply chain risks, available liquidity, and financing risks.

Cautionary Statement Regarding Forward-Looking Information

The Company has included statements in this Current Report on Form 8-K that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding sales, cost of goods sold, selling, general and administrative expenses, earnings, cash flows and liquidity. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; changes in store traffic trends; the cost of goods; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; trade restrictions; the ability to monetize non-core assets on acceptable terms; the ability to implement the Company’s strategic plan, including its omnichannel initiatives; customer acceptance of the Company’s strategies; the Company’s ability to attract, motivate and retain key executives and other associates; the impact of cost reduction initiatives; the Company’s ability to generate or maintain liquidity; implementation of new systems and platforms; changes in tariff, freight and shipping rates; changes in the cost of fuel and other energy and transportation costs; disruptions and congestion at ports through which the Company imports goods; increases in wage and benefit costs; competition and retail industry consolidations; interest rate fluctuations; dollar and other currency valuations; the impact of weather conditions; risks associated with war, an act of terrorism or pandemic; the ability of the federal government to fund and conduct its operations; a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information; legal and regulatory proceedings; the Company’s ability to access the debt or equity markets on favorable terms or at all; risks arising from the delisting of the Company’s common stock from the New York Stock Exchange; and the impact of natural disasters, public health crises or other catastrophic events on the Company’s financial results, in particular as the Company manages its business through the COVID-19 pandemic and the resulting restrictions and uncertainties in the general economic and business environment. Please refer to the Company’s Annual Report on Form 10-K for the year ended February 1, 2020, and Quarterly Reports on Form 10-Q filed subsequently thereto, for a further discussion of risks and uncertainties. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to it and speaks only as of the date on which such statement is made. The Company does not undertake to update these forward-looking statements as of any future date.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit 10.1*

Superpriority Senior Secured Debtor-In-Possession Credit and Guaranty Agreement, dated as of June 8, 2020, by and among J. C. Penney Corporation, Inc., as Borrower, J. C. Penney Company, Inc. and Certain Subsidiaries of J. C. Penney Company, Inc., as Guarantors, Various Lenders thereto, GLAS USA LLC, as Administrative Agent, and GLAS Americas LLC, as Collateral Agent.

	Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Bill Wafford
Bill Wafford
Executive Vice President, Chief Financial Officer

Date: June 10, 2020